Exhibit 3.1.1

                          CERTIFICATE OF INCORPORATION
                                       OF

                           LION CONSULTING GROUP INC.

     FIRST: THE NAME OF THE CORPORATION IS: Lion Consulting Group Inc.

     SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is 2,000,000 shares having a par value of $ 0,001 per share.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

     SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

     EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

     NINTH: The incorporator is Richard H. Bell in care of Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958.

     TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 6th day of February, 2012.

Signed and Attested to by:


                                  /s/ Richard H. Bell
                                  --------------------------------
                                  HARVARD BUSINESS SERVICES, INC.
                                  By Richard H. Bell, Incorporator


                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                    Delivered 10:38 m 02/06/2012
                                                     FILED 10:07 AM 02/06/2012
                                                    SRV 120124312 - 5105360 FILE